Exhibit 24

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of PECO II, Inc., an Ohio corporation (the “Company”), hereby appoints Sandra A. Frankhouse, John G. Heindel and Jeremy D. Siegfried, as his or her true and lawful attorneys-in-fact, or any of them, with power to act without the others, as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, that number of the Company’s common shares without par value equal to (i) 4,740,375 shares (the “Primary Shares”), plus (ii) that number of shares underlying that certain warrant (the “Warrant”) issued to Delta Products Corporation (“Delta”), which, when aggregated with the Primary Shares, represents 45% of the issued and outstanding shares of PECO II capital stock, measured as of the date five business days prior to the exercise of the Warrant at an exercise price of $2.00 per share, exercisable immediately upon issuance and until the date that is 30 months following the closing date of the transactions contemplated by that certain Asset Purchase Agreement, dated October 13, 2005, between Delta and the Company, and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of April 2006.

Signature	Title

/s/ James L. Green James L. Green	Chairman of the Board and Director

/s/ John G. Heindel John G. Heindel	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Sandra A. Frankhouse Sandra A. Frankhouse	Chief Financial Officer, Secretary, and Treasurer (Principal Financial and Accounting Officer)

Albert Chang	Director

/s/ George J. Dallas George J. Dallas	Director

/s/ E. Richard Hottenroth E. Richard Hottenroth	Director

/s/ Trygve A. Ivesdal Trygve A. Ivesdal	Director

/s/ Mark R. McBride Mark R. McBride	Director

/s/ R. Louis Schneeberger R. Louis Schneeberger	Director

/s/ Matthew P. Smith Matthew P. Smith	Director

/s/ Thomas R. Thomsen Thomas R. Thomsen	Director